Exhibit 99.2

SentinelOne Announces Pricing of Offering of $1.25 Billion of 0.00% Convertible Senior Notes Due 2031

MOUNTAIN VIEW, CA / SentinelOne, Inc. (NYSE: S) (“SentinelOne”) today announced the pricing of $1.25 billion aggregate principal amount of 0.00% Convertible Senior Notes due 2031 (the “notes”) in a private placement (the “offering”) to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). SentinelOne has also granted the initial purchasers of the notes an option to purchase, for settlement during a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $187.5 million aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to settle on October 16, 2026, subject to customary closing conditions.

The notes will be general senior unsecured obligations of SentinelOne. The notes will not bear regular interest, and the principal amount of the notes will not accrete. The notes will mature on October 1, 2031, unless earlier converted, redeemed or repurchased.

SentinelOne estimates that the net proceeds from the offering will be approximately $1,224 million (or approximately $1,408 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by SentinelOne. SentinelOne expects to use the net proceeds from the offering (i) to pay the approximately $131.6 million cost of the privately negotiated capped call transactions described below, (ii) to repurchase approximately $150.0 million of shares of its Class A common stock concurrently with the pricing of the notes, as described below, and (iii) the remainder for general corporate purposes, additional repurchases of its Class A common stock, working capital, capital expenditures, and potential acquisitions and strategic transactions or investments involving businesses, technologies, or products that SentinelOne may identify from time to time.

The notes will be convertible at the option of holders in certain circumstances. Upon conversion, SentinelOne will pay or deliver, as the case may be, cash, shares of SentinelOne’s Class A common stock or a combination of cash and shares of SentinelOne’s Class A common stock, at SentinelOne’s election.

The conversion rate will initially be 32.0379 shares of SentinelOne’s Class A common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $31.21 per share of SentinelOne’s Class A common stock). The initial conversion price represents a premium of approximately 30.0% over the last reported sale price of $24.01 per share of SentinelOne’s Class A common stock on The New York Stock Exchange on October 13, 2026. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid special interest, if any. In addition, following certain corporate events that occur prior to the maturity date or if SentinelOne delivers a notice of redemption, it will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called, in the case of an optional redemption) for redemption during the related redemption period, as the case may be.

SentinelOne may not redeem the notes prior to October 9, 2029, except in the event of a cleanup redemption as described below. SentinelOne may redeem for cash all or any portion of the notes (subject to certain limitations), at its option, on a redemption date on or after October 9, 2029 and before the 31st scheduled trading day immediately prior to the maturity date if the last reported sale price of SentinelOne’s Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which SentinelOne provides the related notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date (such redemption, an “optional redemption”). In addition, subject to certain conditions, SentinelOne may redeem for cash all, but not less than all, of the notes at any time prior to the 31st scheduled trading day immediately preceding the maturity date if the aggregate principal amount of the notes that remains outstanding at such time is less than $100.0 million, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date (such redemption, a “cleanup redemption”).

If SentinelOne undergoes a “fundamental change” (as defined in the indenture that will govern the notes), then, subject to certain conditions and exceptions, holders may require SentinelOne to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date.

In connection with the pricing of the notes, SentinelOne entered into privately negotiated capped call transactions with certain of the initial purchasers or their respective affiliates and certain other financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of SentinelOne’s Class A common stock initially underlying the notes. The capped call transactions are expected generally to reduce the potential dilution to SentinelOne’s Class A common stock upon any conversion of notes and/or offset any cash payments SentinelOne is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their option to purchase additional notes, SentinelOne expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties.

The cap price of the capped call transactions relating to the notes is initially $48.02 per share of SentinelOne’s Class A common stock, which represents a premium of 100.0% over the last reported sale price of $24.01 per share of SentinelOne’s Class A common stock on The New York Stock Exchange on October 13, 2026, and is subject to certain adjustments under the terms of the capped call transactions.

SentinelOne has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of SentinelOne’s Class A common stock and/or enter into various derivative transactions with respect to SentinelOne’s Class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of SentinelOne’s Class A common stock or the notes at that time. In addition, SentinelOne has been advised that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to SentinelOne’s Class A common stock and/or purchasing or selling SentinelOne’s Class A common stock or other securities of SentinelOne in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so following any early conversion, repurchase, or redemption of the notes, to the extent SentinelOne unwinds a corresponding portion of the capped call transactions, or if SentinelOne otherwise unwinds all or a portion of the capped call transactions, and during the final observation period for the conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of SentinelOne’s Class A common stock or the notes, which could affect the ability of a holder of notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration, if any, that a holder of notes will receive upon conversion of the notes.

SentinelOne intends to use approximately $150.0 million of the net proceeds from the offering to repurchase approximately 6.2 million shares of its Class A common stock from purchasers of the notes in privately negotiated transactions with or through one of the initial purchasers or its affiliates concurrently with the pricing of the notes (the “share repurchases”). The purchase price per share of Class A common stock repurchased in the share repurchases is equal to the closing price per share of SentinelOne’s Class A common stock on The New York Stock Exchange on October 13, 2026, which was $24.01 per share. The share repurchases could increase, or reduce the size of any decrease in, the market price of SentinelOne’s Class A common stock concurrently with the pricing of the notes, and could have resulted in a higher effective conversion price for the notes. The completion of the offering of the notes is not contingent upon the completion of the share repurchases. SentinelOne may also conduct further repurchases of its Class A common stock after the offering of the notes is completed.

The notes were only offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. The offer and sale of the notes and any shares of SentinelOne’s Class A common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy the notes or any shares of Class A common stock issuable upon the conversion of the notes, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the timing and completion of the offering of the notes, the anticipated use of proceeds from the offering (including the consummation of the share repurchases), the grant of the option to the initial purchasers, the effects of the share repurchases, and expectations regarding the effect of the capped call transactions and the actions of the option counterparties and their respective affiliates. In some cases, forward-looking statements can be identified by terminology such as “will,” “may,” “should,” “could,” “expects,” “intends,” “plans,” “aims,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond SentinelOne’s control and which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These risks, uncertainties, and other factors include, among others, those risks and uncertainties described under the heading “Risk Factors” in SentinelOne’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026 and Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2026, each filed with the U.S. Securities and Exchange Commission (the “SEC”), and in subsequent filings made by SentinelOne with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, SentinelOne disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on SentinelOne’s current expectations and speak only as of the date of this press release.

Media Contact:

Regan DePinto

press@sentinelone.com